 Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

BALLSTON SPA BANCORP, INC.

Under Section 807 of the Business Corporation Law

The undersigned, being the President and Chief Executive Officer of Ballston Spa Bancorp, Inc., in accordance with Section 807 of the Business Corporation Law hereby certifies:

1.	The name of the corporation is Ballston Spa Bancorp, Inc.

2.	The date the Certificate of Incorporation was filed by the Department of State is October 22, 1982.

3.	The Certificate of Incorporation is hereby restated without amendment or change to read as herein set forth in full:

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CERTIFICATE OF INCORPORATION

OF

BALLSTON SPA BANCORP, INC.

Under Section 402 of the Business Corporation Law

ARTICLE ONE: NAME

The name of the Corporation is Ballston Spa Bancorp, Inc.

ARTICLE TWO: DURATION

The Corporation’s period of duration is perpetual.

ARTICLE THREE: PURPOSE

The purpose or purposes for which the Corporation is organized are:

(a)	To act as a bank holding company;

(b)	To act as a bank holding company and transact any and all lawful business for which such corporation may be incorporated under the New York Business Corporation Law;

(c)	To buy, sell, lease, and deal in services, personal property, and real property which can be performed by bank holding companies;

(d)	To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation.

ARTICLE FOUR: STOCK

The Corporation is authorized to issue twelve million (12,000,000) shares of capital stock, consisting of ten million (10,000,000) shares of common stock, par value $12.50 per share, and two million (2,000,000) shares of preferred stock, par value $12.50 per share. The preferred stock may be issued from time to time in one or more series, and the Board of Directors is hereby authorized to fix the number of shares constituting such series and, with respect to each series such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board may determine. All the shares of any one series of Preferred Stock shall be identical in all respects.

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ARTICLE FIVE: NO PREEMPTIVE RIGHTS

No holder of the shares of any class of the Corporation shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the corporation or of any stock to be issued by reason of any increase in the authorized capital stock of the corporation or the number of shares, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation or of any stock of the corporation purchased by it or its nominees.

ARTICLE SIX: COMMENCING BUSINESS

The Corporation will not commence business until it has received consideration for the issuance of its shares amounting to One Thousand Dollars ($1,000.00) in value and consisting of money, labor done, or property actually received.

ARTICLE SEVEN: NO CUMULATIVE VOTING RIGHTS

No holder of shares of any class of capital stock of the Corporation shall have the right to cumulate the voting power with respect to those shares in the election of directors.

ARTICLE EIGHT: VOTING

Except where otherwise provided in this Certificate of Incorporation, the holders of the common shares shall have the exclusive voting rights and powers, including the exclusive right to notice of shareholders’ meetings.

ARTICLE NINE: VOTING STOCK OF A SUBSIDIARY COMPANY

The board of directors of the Corporation shall, in the election of directors of a majority-owned subsidiary company of the Corporation, cause the subsidiary voting stock held by the Corporation to be voted in such a manner so as to cause each member of the board of directors of the Corporation additionally to serve as a member of the board of directors of the subsidiary company throughout his term as a member of the board of directors of the Corporation; provided, however, that the foregoing shall not restrict the Corporation from voting its shares of voting stock of the subsidiary company additionally to elect as directors of the subsidiary company persons who are not members of the Corporation’s board of directors.

ARTICLE TEN: ADOPTION OF BYLAWS

The Board of Directors of the Corporation shall adopt the initial bylaws of the Corporation and may thereafter alter, amend, or repeal the bylaws of the Corporation or may adopt new bylaws, subject to the shareholders’ concurrent right to alter, amend, or repeal the bylaws or to adopt new bylaws.

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ARTICLE ELEVEN: INTERESTED PARTIES

No contract or other transaction between the Corporation and any one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors or officers are directors, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the board, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

(a)           If the material facts to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or are known to the board or committee, and the board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the vote of the disinterested directors are insufficient to constitute an act of the board as defined in Section 708 of the New York Business Corporation Law, by unanimous vote of the disinterested directors; or

(b)           If the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

Every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or of any Person in which he has any interest, whether or not the interested director’s presence at a meeting or his vote or votes were necessary to obligate the Corporation in such transaction, if such interest shall have been disclosed to, or known to, the Corporation’s directors or shareholders who shall have approved such transaction.

ARTICLE TWELVE: INDEMNIFICATION

Section A. The Corporation may indemnify any person, made, or threatened to be made, a party to any action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

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Section B. The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, in the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

Section C. A corporation may indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with such appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the Corporation under Sections 717 or 715(h) of the New York Corporation Law. Notwithstanding the foregoing, no indemnification shall be made by the Corporation (i) for amounts paid in settling or otherwise disposing of a threatened action, or a pending action with or without court approval, or (ii) for expenses incurred in defending a threatened action, or pending action which is settled or otherwise disposed of without court approval.

Section D. A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in this Article Twelve shall be entitled to indemnification as authorized by this Article Twelve.

Section E. Except as provided in Section D hereof, any indemnification under this Article Twelve, unless ordered by a court, shall be made by the Corporation, only if authorized in the specific case:

(i)            By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in this Article Twelve; or

(ii)           If a quorum under subparagraph (i) of this Section E is not obtainable with due diligence;

(a)           By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in this Article Twelve has been met by such director or officer, or

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(b)           By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in this Article Twelve.

Section F. Subject to Section G of this Article Twelve, the Corporation shall have the power to purchase and maintain insurance:

(a)           To indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers, and

(b)           To indemnify directors and officers in instances in which they may be indemnified by the Corporation, and

(c)           To indemnify directors and officers in instances in which they may not otherwise by indemnified by the Corporation provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

Section G. No insurance under Section F of this Article Twelve may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

(a)           If a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

(b)           In relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

ARTICLE THIRTEEN: REPURCHASE OF STOCK

The Corporation is authorized to purchase, directly or indirectly, its own shares to the extent of its surplus, without submitting such purchase to a vote of the shareholders of the Corporation.

The Corporation is authorized to purchase its own shares out of stated capital if the purchase is made for the purpose of eliminating fractional shares, collecting or comprising indebtedness to the Corporation or paying shareholders entitled to receive payment for their shares under Section 623 of the New York Business Corporation Law, without submitting such purchase to a vote of the shareholders of the Corporation.

ARTICLE FOURTEEN: AUTHORITY TO BORROW

The Board of Directors is expressly authorized, without the consent of the stockholders, except so far as such consent is herein or by law provided, to issue and sell or otherwise dispose of, for any purpose, the Corporation’s bonds, debentures, notes or other securities or obligations, upon such terms and for such consideration as the Board of Directors shall deem advisable and to authorize and cause to be executed mortgages, pledges, charges and liens upon all or part of the real and personal property rights, interest and franchise of the Corporation, including contract rights, whether at the time owned or thereafter acquired.

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ARTICLE FIFTEEN: OFFICE

The office of the Corporation is located in Saratoga County.

ARTICLE SIXTEEN: SERVICE OF PROCESS

The Corporation has designated the Secretary of State of the State of New York as agent of the Corporation upon whom process against it may be served. A copy of any notice, process or pleading served hereunder should be mailed to:

Christopher R. Dowd 990 State Route 67 Ballston Spa, New York 12020-0070

ARTICLE SEVENTEEN: NUMBER; ELECTION; TERM AND QUALIFICATION OF DIRECTORS

The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year; for example, at the Corporation’s 2018 annual meeting of shareholders, one class shall be elected for a one-year term expiring at the 2019 annual meeting of shareholders, one class shall be elected for a two-year term expiring at the 2020 annual meeting of shareholders and one class shall be elected for a three-year term expiring at the 2021 annual meeting of shareholders. At each annual meeting of shareholders beginning with the 2019 annual meeting of shareholders, the successors to the directors whose terms are expiring shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. The foregoing notwithstanding, each director shall serve until his successor has been elected and qualified, or until his earlier resignation, disqualification or removal. In case of any increase or decrease, from time to time, in the number of directors, the directors in each class shall be apportioned as nearly equal in number as possible.

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4.	The restatement of the Certificate of Incorporation was authorized by a vote of the Board of Directors of the Corporation.

IN WITNESS WHEROF, the undersigned has executed this certificate this 11Th day of September, 2017.

/s/ Christopher R. Dowd
Christopher R. Dowd, President and Chief Executive Officer

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CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION OF

BALLSTON SPA BANCORP, INC.

Under Section 805 of the Business Corporation Law

The undersigned, being the President and Chief Executive Officer of Ballston Spa Bancorp, Inc. (the “Corporation”), hereby certifies:

1.            The name of the Corporation is Ballston Spa Bancorp, Inc.

2.            The Certificate of Incorporation was filed by the Department of State on October 22, 1982.

3.            The Certificate of Incorporation, as now in full force and effect, is hereby amended to effect the following changes as authorized by Section 801 of the Business Corporation Law:

(a)            Article Four is hereby amended to increase the number of shares the Corporation is authorized to issue by authorizing a class of preferred stock consisting of 2,000,000 shares, par value $12.50 per share and shall read in its entirety as follows:

Article Four: Stock

The Corporation is authorized to issue twelve million (12,000,000) shares of capital stock, consisting of ten million (10,000,000) shares of common stock, par value $12.50 per share, and two million (2,000,000) shares of preferred stock, par value $12.50 per share. The preferred stock may be issued from time to time in one or more series, and the Board of Directors is hereby authorized to fix the number of shares constituting such series and, with respect to each series such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board may determine. All the shares of any one series of Preferred Stock shall be identical in all respects.

(b)           Article Five is hereby amended to eliminate preemptive rights and shall read in its entirety as follows:

Article Five: No Preemptive Rights

No holder of the shares of any class of the Corporation shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the corporation or of any stock to be issued by reason of any increase in the authorized capital stock of the corporation or the number of shares, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation or of any stock of the corporation purchased by it or its nominees.

(c)            Article Seven is hereby amended to eliminate cumulative voting rights and shall read in its entirety as follows:

Article Seven: No Cumulative Voting Rights

No holder of shares of any class of capital stock of the Corporation shall have the right to cumulate the voting power with respect to those shares in the election of directors.

(d)           Article Eighteen is hereby added to establish a classified board of directors and shall read in its entirety as follows:

Article Eighteen: Number; Election; Term; and Qualification of Directors

The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year; for example, at the Corporation’s 2018 annual meeting of shareholders, one class shall be elected for a one-year term expiring at the 2019 annual meeting of shareholders, one class shall be elected for a two-year term expiring at the 2020 annual meeting of shareholders and one class shall be elected for a three-year term expiring at the 2021 annual meeting of shareholders. At each annual meeting of shareholders beginning with the 2019 annual meeting of shareholders, the successors to the directors whose terms are expiring shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. The foregoing notwithstanding, each director shall serve until his successor has been elected and qualified, or until his earlier resignation, disqualification or removal. In case of any increase or decrease, from time to time, in the number of directors, the directors in each class shall be apportioned as nearly equal in number as possible.

4.            This Certificate of Amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of the Board of Directors and by the vote of a majority of all outstanding shares entitled to vote thereon at the annual meeting of shareholders.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment this           day of September, 2017.

/s/ Christopher R. Dowd
Christopher R. Dowd, President and Chief Executive Officer

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